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                                    EXHIBIT 1

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                          OFFICE OF THRIFT SUPERVISION

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                                  )        OTS Order No.:
In the Matter of:                 )
                                  )        Dated:
LIFE BANK                         )
RIVERSIDE, CALIFORNIA.            )
(OTS No. 07946)                   )
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STIPULATION AND CONSENT TO ISSUANCE OF

                       PROMPT CORRECTIVE ACTION DIRECTIVE

     1. The Office of Thrift Supervision (OTS) has informed Life Bank (the Institution), based upon information reported to the OTS, that grounds exist to issue a Prompt Corrective Action Directive (the Directive) pursuant to Section 38 of the Federal Deposit Insurance Act (FDIA), 12 U.S.C. Section 1831o, against the Institution. The Institution, in the interests of cooperation and to avoid the time and expense of pursuing further OTS administrative procedures for the issuance of the Directive, stipulates and consents to the following:

     2. The Institution is a federal savings association subject to the supervision and regulation by the OTS, making it a "savings association" as that term is defined in the Home Owners' Loan Act
         (HOLA), 12 U.S.C. Section 1461, ET Seq., and, as such, is subject to the authority of the OTS to issue a directive to take prompt

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         corrective action pursuant to Section 38 of the FDIA, 12 U.S.C.
         Section 1831o(e) and Section 565.7 of the OTS regulations, 12 C.F.R.
         Section 565.7.

     3. The Institution consents by execution of this Stipulation and Consent to the issuance by the OTS of the Directive. The Institution further agrees to comply with the terms of the Directive.

     4.  The attached Directive is effective upon issuance and enforceable under
         Section 5(d) of the HOLA, 12 U.S.C. Section 1464(d), and Section 8 of the FDIA, 12 U.S.C. Section 1818.

     5. The Institution hereby (i) waives its rights to pursue the OTS's administrative process for issuance of the accompanying Directive pursuant to 12 C.F.R. Section 565.7; (ii) waives any and all rights it might otherwise have pursuant to 12 U.S.C. Section 1831o and 12
         C.F.R. Section 565.7; (iii) waives its right to seek judicial review of the PCA Directive, including any such right provided by Section 8(h) of the FDIA, 12 U.S.C. Section 1818(h); and (iv) waives its right to challenge or contest in any manner the basis, issuance, validity or enforceability of the Directive or any provision thereof.

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     6.  Each Director signing this Stipulation attests that s/he voted in favor of the resolution authorizing the execution of the Stipulation.

LIFE BANK

By: /s/ STEVEN R. GARDNER
    ------------------------------------
       Steven Gardner
       President/Chief Executive Officer


By: /s/ RONALD G. SKIPPER                 By: /s/ KENT G. SNYDER
    ----------------------------              ----------------------------
    Director                                  Director


By: /s/ MILTON E. JOHNSON                 By: /s/ EDGAR C. KELLER
    ----------------------------              ----------------------------
    Director                                  Director


By: /s/ JOHN D. GODDARD                   By: /s/ WILLIAM C. BUSTER
    ----------------------------              ----------------------------
    Director                                  Director